       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1994.

                                                       REGISTRATION NO. 33-

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- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------
        FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------
                                AMR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               75-1825172
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     INCORPORATION OR ORGANIZATION)

   P.O. BOX 619616 DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616 (817) 963-1234
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

(Name, address, including zip code, and telephone              Copy to:
 number, including area code, of agents for service)
                                                      Rohan S. Weerasinghe, Esq.
                                                         Shearman & Sterling
                                                         599 Lexington Avenue
                                                       New York, New York 10022
   Anne H. McNamara, Esq.       John B. Brady,              (212) 848-4000
  Senior Vice President and       Jr., Esq.
       General Counsel           Debevoise &
       AMR Corporation             Plimpton
       P.O. Box 619616         875 Third Avenue
 Dallas/Fort Worth Airport,    New York, New York
            Texas                    10022
         75261-9616             (212) 909-6000
       (817) 963-1234

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, as determined by market conditions, after the effective date of this registration statement.

                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                  PROPOSED        PROPOSED
                                  AMOUNT          MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF           TO BE       OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED(1)    PER UNIT(2)   OFFERING PRICE(2) REGISTRATION FEE
- ------------------------------------------------------------------------------------------------
Debt Securities(3)......     U.S. $500,000,000      100%      U.S. $500,000,000     $172,414
Warrants to Purchase
 Debt Securities(4).....            --               --              --                --
- ------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1) Or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by AMR Corporation, or (ii) such greater amounts if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of not more than U.S. $500,000,000 to AMR Corporation.
(2) Estimated solely for purposes of calculating the registration fee.
(3) Includes Debt Securities issuable upon exercise of Warrants registered hereby.
(4) Warrants for the purchase of Debt Securities may be offered and sold separately or together with other Debt Securities. Pursuant to Rule 457(g), no registration fee is attributable to the Warrants registered hereby.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                 SUBJECT TO COMPLETION--DATED FEBRUARY 1, 1994

PROSPECTUS

                                AMR CORPORATION

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

  AMR Corporation (the "Company") may from time to time offer, together or separately, its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company (the "Debt Securities"), and warrants (the "Warrants") to purchase Debt Securities (collectively, the "Securities"), in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued in one or more series and will be limited to U.S. $500,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of not more than U.S. $500,000,000 to the Company). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, in the case of Debt Securities, the specific designation, the aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payments of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions, the initial public offering price and other special terms and, in the case of Warrants, the specific designation, aggregate number, duration, initial public offering price, exercise price, currency in which the exercise price is payable, detachability of any Warrants, description of the Debt Securities for which such Warrants are exercisable, terms of any mandatory or optional call and other special terms, together with any other terms in connection with the offering and sale of the Offered Securities, and the net proceeds to the Company from such offering. The Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

                                  -----------

   THESE   SECURITIES   HAVE   NOT  BEEN   APPROVED   OR DISAPPROVED   BY   THE
SECURITIES  AND   EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR
     HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Company may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

  This Prospectus may not be used to consummate sales of Debt Securities or Warrants unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is      , 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 75 Park Place, New York, New York 10007, 14th Floor. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005.

  This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission and are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1992 (as amended by Form 10-K/A No. 1, dated June 2, 1993 and Form 10-K/A No. 2, dated September 28, 1933).

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

    3. The Company's Current Reports on Form 8-K dated January 21, 1993, February 18, 1993 and October 13, 1993.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Corporate Secretary of the Company at P.O. Box 619616, Mail Drop 5675, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-
1234).

                                  THE COMPANY

  The Company is the parent company of American Airlines, Inc. ("American"), which accounted for at least 93% of the Company's assets and operating revenues and expenses in 1992. As of December 31, 1992, American served airports in 43 states and the District of Columbia, as well as numerous airports in Canada, Mexico and certain other countries in Europe, Latin America and Asia.

  The postal address for the Company's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234).

                                USE OF PROCEEDS

  Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds to the Company from the sale of the Securities and the exercise of any Warrants offered hereby will be added to the working capital of the Company and will be available for general corporate purposes, among which may be the financing of capital expenditures by American or other subsidiaries of the Company, including the acquisition by American or such subsidiaries of aircraft and related equipment.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. Earnings represent consolidated earnings
(loss) before income taxes and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

                                                              NINE MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                     ------------------------ -------------------
                                     1988 1989 1990 1991 1992   1992      1993
                                     ---- ---- ---- ---- ---- --------  ---------
     Ratio.......................... 2.57 2.18 (a)  (a)  (a)    (a)       1.23

- --------
(a) Earnings were inadequate to cover fixed charges by $150 million for the year ended December 31, 1990, $499 million for the year ended December 31, 1991, $798 million for the year ended December 31, 1992, and $475 million for the nine months ended September 30, 1992.

                   RECENT OPERATING RESULTS AND DEVELOPMENTS

  The Company's unaudited net loss was $253 million for the fourth quarter of 1993, compared to a net loss of $200 million for the fourth quarter of 1992. The Company's operating loss was $162 million in the fourth quarter of 1993, compared with $145 million in the same period in 1992. The Company's 1993 fourth quarter results reflect the adverse impact, estimated at approximately $190 million after-tax, of a five-day strike by American's flight attendants in November of 1993. The results also include $62 million in after-tax charges relating to final settlement and legal costs relating to various litigation matters and previously announced 1994 employee layoffs. The Company's 1992 fourth quarter results included $21 million in after-tax charges related to severance and aircraft retirements.

  The Company's operating revenues for the fourth quarter of 1993 were $3.59 billion, a 0.4% increase from the $3.58 billion reported in the fourth quarter of 1992. American's yield (the average amount one passenger pays to fly one mile) increased 2.5%, from 12.31 cents in the fourth quarter of 1992 to 12.62 cents for the same period in 1993. American flew 22.50 billion revenue passenger miles ("RPMs") in the fourth quarter of 1993, down 5.8% from the
23.90 billion flown in the fourth quarter of 1992. American's available seat miles ("ASMs") decreased 2.0%, from 39.51 billion in the fourth quarter of 1992 to 38.74 billion in the fourth quarter of 1993. The Company's operating expenses in the fourth quarter increased 0.8% to $3.75 billion in 1993, from $3.72 billion during the same period in 1992. American's operating cost per ASM in the fourth quarter of 1993 increased by 0.8% to 9.00 cents from its 1992 fourth quarter operating cost per ASM of 8.93 cents.

  The Company's unaudited net loss for the year ended December 31, 1993 was $110 million, compared to a net loss of $935 million for the year ended December 31, 1992. The net loss for the year ended December 31, 1993 includes the effect of the flight attendants' strike, as well as the $62 million in after-tax charges incurred in the fourth quarter of 1993 described above. The 1993 results also include pre-tax charges aggregating $125 million relating to the retirement of aircraft and a positive $115 million adjustment to revenues ($67 million net of related commission expenses and taxes) for a change in estimate relating to certain passenger revenues. Full year results for 1992 include the cumulative effect of two accounting changes totaling $460 million after-tax, a $165 million provision ($109 million after-tax) related to suspension of the CONFIRM reservations system project, and $30 million in after-tax charges related to severance, a litigation settlement and aircraft retirements. The Company's operating income for the year ended December 31, 1993 was $690 million, compared with an operating loss of $25 million in 1992.

  The Company's operating revenues for the year ended December 31, 1993 were $15.82 billion, compared with $14.40 billion for 1992, a 9.9% increase. American's RPMs for the year decreased 0.3%, from 97.43 billion in 1992 to
97.16 billion in 1993. American's ASMs for the year increased 5.2%, from 153.0 billion in 1992 to 160.89 billion in 1993. The Company's operating expenses increased by 4.9% to $15.13 billion in 1993 from $14.42 billion in 1992, and American's operating cost per ASM in 1993 decreased by 1.3% to 8.81 cents compared to its 1992 operating cost per ASM of 8.93 cents.

  American's collective bargaining agreement with the Association of Professional Flight Attendants, the union representing American's flight attendants, became amendable on December 31, 1992. American and the union were unsuccessful in reaching an agreement during mediation under the auspices of the National Mediation Board under the Railway Labor Act. The ensuing five-day strike by the union in November, 1993 ended when American and the union agreed to binding arbitration. The binding arbitration will likely be heard and decided during 1994, and will determine the contract provisions not otherwise agreed to by the parties.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities offered hereby are to be issued in one or more series under an Indenture, dated as of March 1, 1992 (the "Indenture"), between the Company and Morgan Guaranty Trust Company of New York, as Trustee (the "Trustee"). The Debt Securities offered pursuant to this Prospectus will be limited to U.S. $500,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of not more than U.S. $500,000,000 to the Company). A series of Debt Securities may be offered contemporaneously with an offering of Warrants to purchase an additional portion of such or another series of Debt Securities. Warrants to purchase a series of Debt Securities may also be offered independently of any offering of Debt Securities. See "Description of Warrants." The statements herein relating to the Debt Securities and the Indenture are summaries and are subject to the detailed provisions of the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

  The Company is a holding company which conducts its business through its wholly-owned subsidiaries. Accordingly, the Company's cash flow and consequent ability to meet its debt obligations are primarily dependent upon the earnings of such subsidiaries and on dividends and other payments therefrom. Since the Debt Securities are solely an obligation of the Company, the Company's subsidiaries are not obligated or required to make payments on the Debt Securities or to make funds available therefor in the form of dividends or advances to the Company. In addition, certain debt and credit facility agreements of American contain certain restrictive covenants, including a minimum net worth requirement and limitations on indebtedness and the declaration of dividends on shares of its capital stock, that could affect the Company's ability to pay the principal of, premium, if any, and interest, if any, on the Debt Securities. At December 31, 1992, under the most restrictive provisions of those debt and credit facility agreements, approximately $1.4 billion of the retained earnings of American were available for payment of cash dividends to the Company.

  Because the Company is a holding company, the Debt Securities are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including American. Any right of the Company to participate in any distribution of the assets of any of the Company's subsidiaries, including American, upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the Holders of the Debt Securities to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred stockholders of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

  The Debt Securities will be unsecured obligations of the Company. The Debt Securities will not be subordinated to any other existing or future unsecured indebtedness of the Company. The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder, nor does it limit the incurrence or issuance of other unsecured or secured debt of the Company.

  Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby or, if Warrants are being offered thereby, the Debt Securities to be issued upon exercise of such Warrants, including: (1) the specific designation of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event, or at the option of a holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities and coupons; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (17) the terms and conditions relating to warrants issued by the Company in connection with or for the purchase of such Debt Securities; and
(18) any other special terms pertaining to such Debt Securities. (Section 3.1 of the Indenture.) Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

  Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5 of the Indenture.)

  Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

  If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities. Any covenants or other provisions included in a supplement or amendment to the Indenture for the benefit of the holders of any particular series of Debt Securities will be described in the applicable Prospectus Supplement.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

  Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made
(i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of the Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form which is punctually paid or duly provided for on any interest payment date will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest (each, a "Regular Record Date"). (Section 3.7(a) of the Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, interest payable on any Debt Security in registered form which is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Debt Security is registered on the relevant Regular Record Date, and such defaulted interest will instead be payable to the person in whose name such Debt Security is registered on the special record date or other specified date determined in accordance with the Indenture. (Section 3.7(b) of the Indenture.)

  Payment in respect of Debt Securities in bearer form will be payable in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any paying agents, except that, if Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of the Indenture.)

  Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.5 and 9.2 of the Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of the Indenture.)

GLOBAL DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement and will be registered in the name of the Depositary or a nominee thereof. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of the Indenture.)

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

  Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such a Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such a Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to own, pledge or transfer beneficial interests in such Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such a Registered Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such a Registered Global Security will not be entitled to have Debt Securities of the series represented by such a Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Section
3.8 of the Indenture.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in such a Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.8 of the Indenture.)

  Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within ninety days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5 of the Indenture.)

  The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of the Indenture.) The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

  The Indenture provides that the Company may merge or consolidate with or into any other corporation or sell, convey or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (a) in the case of a merger or consolidation, the Company is the surviving corporation or (b) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of a sale, conveyance, transfer or other disposition, the successor corporation is a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Indenture, (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing and (iii) certain other conditions are met. In the event a successor corporation assumes the obligations of the Company, such successor corporation shall succeed to and be substituted for the Company under the Indenture and under the Debt Securities and any coupons appertaining thereto and all obligations of the Company shall terminate. (Section 7.1 of the Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

  The Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of at least 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount specified in the Prospectus Supplement) of all the Debt Securities of that series to be due and payable. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
5.2 of the Indenture.)

  Events of Default with respect to Debt Securities of any series are defined in the Indenture as being: default for thirty days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default for ten days in payment of principal or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment on any Debt Securities of that series when due; default for sixty days after notice to the Company by the Trustee for such series, or by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $50 million and such acceleration is not rescinded or annulled within ten days after the written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be cured or waived if the default that resulted in the acceleration of such other indebtedness is cured or waived; and certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1 of the Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7) of the Indenture.)

  The Indenture provides that the Trustee shall, within ninety days after the occurrence of a Default with respect to Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all uncured Defaults known to it; provided that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a Responsible Officer (as defined in the Indenture) in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.5 of the Indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of the Indenture.)

  The Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with the Debt Securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of such series, provided that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. (Section 5.8 of the Indenture.) The right of any holder of Debt Securities to institute action for any remedy under the Indenture (except the right to enforce payment of the principal of, interest on, and premium, if any, on its Debt Securities when due) is subject to certain conditions precedent, including a request to the Trustee by the holders of not less than 25% in aggregate principal amount of outstanding Debt Securities of that series to take action, and an offer to the Trustee of satisfactory indemnification against liabilities incurred by it in so doing. (Sections 5.9 and 5.10 of the Indenture.)

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indenture. (Section 9.7 of the Indenture.)

  The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security and certain other defaults. (Section 5.7 of the Indenture.)

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by such successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. (Section 8.1 of the Indenture.)

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture (with the Debt Securities of each such series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest on any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security;
(v) change the coin
or currency in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture; or (ix) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of the Indenture.)

DEFEASANCE AND COVENANT DEFEASANCE

  If indicated in the Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. (Article 4 of the Indenture.) If indicated in the Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which Debt Securities of such series are payable. (Sections 1.1 and 3.1 of the Indenture.)

  The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEE

  Morgan Guaranty Trust Company of New York ("Morgan Guaranty") is the Trustee under the Indenture. It is currently anticipated that Morgan Guaranty will act as the Warrant Agent under the Warrant Agreements described below. See "Description of Warrants". The Company and certain of its affiliates currently have credit lines with and borrow funds from Morgan Guaranty, and in the future any of the Company and its affiliates may maintain banking and other commercial relationships with Morgan Guaranty and its affiliates.

                            DESCRIPTION OF WARRANTS

  The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued together with or separately from any Debt Securities offered by any Prospectus Supplement and, if issued together with Debt Securities, may be attached to or separate from such Debt Securities. The Warrants are to be issued under one or more separate Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The statements herein relating to the Warrants and the Warrant Agreements are summaries and are subject to the detailed provisions of the Warrant Agreements. A form of Warrant Agreement for Warrants Sold Attached to Debt Securities and a form of Warrant Agreement for Warrants Sold Alone are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the forms of Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements.

GENERAL

  If Warrants are offered, reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific terms of the Warrants being offered thereby, including (i) the specific designation and aggregate number of such Warrants, (ii) the offering price and the currency or currency units for which Warrants may be purchased, (iii) the designation, aggregate principal amount, currency or currency units and terms of the Debt Securities purchasable upon exercise of the Warrants, (iv) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with the minimum denomination of each such Debt Security, (v) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable, (vi) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price or the manner of determining the price and currency or currency units or other consideration (which may include Debt Securities) for which such principal amount of Debt Securities may be purchased upon such exercise, (vii) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), (viii) the terms of any mandatory or optional redemption by the Company, (ix) any special Federal income tax consequences, (x) whether the certificates for Warrants will be issued in registered or unregistered form, and (xi) any other special terms pertaining to such Warrants. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants will not be listed on any securities exchange.

  Warrant certificates may be exchanged for new Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer and exchange and may be exercised at an office or agency of the Warrant Agent maintained for that purpose (the "Warrant Agent Office"). No service charge will be made for any transfer or exchange of Warrant certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 6 and 11 of the Warrant Agreements.) Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture. (Section 24 of the Warrant Agreements.)

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price, for such consideration and during such period or periods as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time during such period up to 5:00 P.M. New York City time on the Expiration Date set forth in the

Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void. (Section 8 of the Warrant Agreements.)

  Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement of the applicable amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant certificate. Unless otherwise provided in the Prospectus Supplement, upon receipt of such payment and the Warrant certificate properly completed and duly executed at the Warrant Agent Office or any other office or agency indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the amount of unexercised Warrants. (Section 9 of the Warrant Agreements.)

MODIFICATION OF WARRANT AGREEMENTS

  The Warrant Agreements contain provisions permitting the Company and the relevant Warrant Agent, without the consent of any Warrantholder, to supplement or amend the relevant Warrant Agreement in order to cure any ambiguity, and to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions or to make other provisions in regard to matters or questions arising thereunder which the Company and such Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the Warrantholders. (Section 19 of the Warrant Agreements.)

                              PLAN OF DISTRIBUTION

  The Company may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company to purchasers.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

  If an underwriter or underwriters are utilized in the sale of any Securities, the Company will enter into an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of such Securities to the public. If underwriters are utilized in the sale of any of the Securities in respect of which this Prospectus is delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of any of the Securities, unless otherwise indicated in the Prospectus

Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities if any are purchased.

  If a dealer is utilized in the sale of any of the Securities in respect of which the Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Offers to purchase Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company against certain liabilities, including liabilities under the Securities Act.

  Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

  Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification or contribution by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If so indicated in the applicable Prospectus Supplement, the Company may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from the Company at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

                                 LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities and Warrants offered hereby will be passed upon for the Company by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, and for any agents, underwriters or dealers by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling from time to time represents the Company with respect to certain legal matters.

                                    EXPERTS

  The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1992 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the registration fee.

   Registration Fee................................................... $172,414
   Indenture Trustee Fees............................................. $   *
   Warrant Agent Fees................................................. $   *
   Printing Costs for Registration Statement, Prospectus and related
   documents.......................................................... $   *
   Accounting Fees and Expenses....................................... $   *
   Legal Fees and Expenses............................................ $   *
   Blue Sky Fees and Expenses......................................... $ 22,500
   Miscellaneous...................................................... $   *
                                                                       --------
     Total............................................................ $   *
                                                                       ========

  --------
  * Information to be added by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

  (S) 145. Indemnification of officers, directors, employees and agents;
  insurance

    A. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    B. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    C. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    D. Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
  (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    G. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    H. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    I. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    J. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Article VII of the Company's By-Laws provides in regard to indemnification of directors and officers as follows:

    Section 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
  Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 3. Determination That Indemnification Is Proper. Any indemnification of a director or officer of the corporation under Section 1 hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 hereof. Any indemnification of an employee or agent of the corporation under Section 1 hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 hereof. Any such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
  (3) by the stockholders.

    Section 4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

    Section 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

    The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

    Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

  Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

    (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                    * * * *

    (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this Title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to issue capital stock.

  Article Ninth of the Company's Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

      NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

  Reference is made to Section 6 of the forms of Underwriting Agreements filed as Exhibits 1(a) and 1(b) to Registration Statement Number 33-46325 and incorporated herein by reference and to Section 7 of the form of Distribution Agreement filed as Exhibit 1(c) to Registration Statement Number 33-46325 and incorporated herein by reference for the Company's and the Underwriters' and the Company's and the Agent's respective proposed agreements to indemnify each other, and to provide contribution in circumstances where indemnification is unavailable.

ITEM 16. EXHIBITS.

 EXHIBIT NUMBER                     DESCRIPTION OF DOCUMENT
 -------------- ---------------------------------------------------------------
      1(a)      Form of Underwriting Agreement for Debt Securities, filed as
                Exhibit 1(a) to Registration Statement Number 33-46325 and
                incorporated herein by reference.
      1(b)      Form of Underwriting Agreement for Debt Securities and Warrants
                to Purchase Debt Securities, filed as Exhibit 1(b) to
                Registration Statement Number 33-46325 and incorporated herein by reference.
      1(c)      Form of Distribution Agreement, filed as Exhibit 1(c) to
                Registration Statement Number
                33-46325 and incorporated herein by reference.
      4(a)      Form of Indenture, dated as of March 1, 1992, between AMR
                Corporation and Morgan Guaranty Trust Company of New York,
                Trustee, relating to Debt Securities, filed as Exhibit 4(a) to
                Registration Statement Number 33-46325 and incorporated herein by reference./1/
      4(b)      Form of Warrant Agreement for Warrants Sold Attached to Debt
                Securities, filed as Exhibit 4(b) to Registration Statement
                Number 33-39407 and incorporated herein by reference.
      4(c)      Form of Warrant Sold Attached to Debt Securities (included in
                Exhibit 4(b) to Registration Statement Number 33-39407 and
                incorporated herein by reference).
      4(d)      Form of Warrant Agreement for Warrants Sold Alone, filed as
                Exhibit 4(d) to Registration Statement Number 33-39407 and
                incorporated herein by reference.
      4(e)      Form of Warrant Sold Alone (included in Exhibit 4(d) to
                Registration Statement Number 33-39407 and incorporated herein by reference).
      4(f)      Supplemental Indenture No. 1, dated July 1, 1992, from AMR
                Corporation to Morgan Guaranty Trust Company of New York, as
                Trustee, including Form of 6 1/4% Note due July 1, 1995 as
                Exhibit A thereto, filed as Exhibit 2 to Form 8-K, dated July
                1, 1992, and incorporated herein by reference.
      4(g)      Supplemental Indenture No. 2, dated July 29, 1992, from AMR
                Corporation to Morgan Guaranty Trust Company of New York, as
                Trustee, including Form of 9% Debenture due August 1, 2012 as
                Exhibit A thereto, filed as Exhibit 4 to Form 8-K, dated July
                29, 1992, and incorporated herein by reference.
      4(h)      Supplemental Indenture No. 3, dated December 14, 1992, from AMR
                Corporation to Morgan Guaranty Trust Company of New York, as
                Trustee, including Form of 7 3/4% Note due December 1, 1997 as
                Exhibit A thereto, filed as Exhibit 4 to Form 8-K, dated
                December 14, 1992, and incorporated herein by reference.
      5         Opinion of Debevoise & Plimpton, counsel for the Company.
     12         Computation of Ratio of Earnings to Fixed Charges of the
                Company.
     23(a)      Consent of Ernst & Young.
     23(b)      Consent of Debevoise & Plimpton (included in Exhibit 5).
     24         Powers of Attorney.
     25         Statement of Eligibility of Trustee on Form T-1.

- --------
1. The form or forms of Debt Securities with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a) Rule 415 offering.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Competitive Bids.

  The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Acceleration of Effectiveness.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMR CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE APPLICABLE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WORTH, STATE OF TEXAS, ON THIS 1ST DAY OF FEBRUARY, 1994.

                                          AMR Corporation

                                                   /s/ Anne H. McNamara
                                          By __________________________________
                                                     ANNE H. MCNAMARA
                                             SENIOR VICE PRESIDENT AND GENERAL
                                                          COUNSEL

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       SIGNATURES                    TITLE

Robert L. Crandall         Chairman of the Board,
                            President and Chief
                            Executive Officer;
                            Director (Principal
                            Executive Officer)

Donald J. Carty            Executive Vice President
                            and Chief Financial
                            Officer (Principal
                            Financial and
                            Accounting Officer)

Howard P. Allen            Director

Edward A. Brennan          Director

Christopher F. Edley       Director                     By /s/ Anne H. McNamara

                                                         ----------------------

Antonio Luis Ferre         Director
                                                           (ANNE H. MCNAMARA
                                                           ATTORNEY-IN-FACT)

Charles T. Fisher, III     Director


Dee J. Kelly               Director                      Date: February 1, 1994


William Lyon               Director

Ann D. McLaughlin          Director

Charles H. Pistor, Jr.     Director

Joe M. Rodgers             Director

Maurice Segall             Director

Eugene F. Williams, Jr.    Director

EXHIBIT NUMBER            DESCRIPTION OF DOCUMENT                        PAGE
                                                                          NO.
   1(a) --Form of Underwriting Agreement for Debt Securities, filed as
         Exhibit 1(a) to Registration Statement Number 33-46325 and
         incorporated herein by reference.
   1(b) --Form of Underwriting Agreement for Debt Securities and Warrants
         to Purchase debt Securities, filed as Exhibit 1(b) to Registration
         Statement Number 33-46325 and incorporated herein by reference.
   1(c) --Form of Distribution Agreement, filed as Exhibit 1(c) to
         Registration Statement Number 33-46325 and incorporated herein by reference.
   4(a) --Form of Indenture, dated as of March 1, 1992, between AMR
         Corporation and Morgan Guaranty Trust Company of New York,
         Trustee, relating to Debt Securities, filed as Exhibit 4(a) to
         Registration Statement Number 33-46325 and incorporated herein by reference.*
   4(b) --Form of Warrant Agreement for Warrants Sold Attached to Debt
         Securities, filed as Exhibit 4(b) to Registration Statement Number
         33-39407 and incorporated herein by reference.
   4(c) --Form of Warrant Sold Attached to Debt Securities (included in
         Exhibit 4(b) to Registration Statement Number 33-39407 and
         incorporated herein by reference).
   4(d) --Form of Warrant Agreement for Warrants Sold Alone, filed as
         Exhibit 4(d) to Registration Statement Number 33-39407 and
         incorporated herein by reference.
   4(e) --Form of Warrant Sold Alone (included in Exhibit 4(d) to
         Registration Statement Number 33-39407 and incorporated herein by reference).
   4(f) --Supplemental Indenture No. 1, dated July 1, 1992, from AMR
         Corporation to Morgan Guaranty Trust Company of New York, as
         Trustee, including Form of 6 1/4% Note due July 1, 1995 as Exhibit
         A thereto, filed as Exhibit 2 to Form 8-K, dated July 1, 1992, and incorporated herein by reference.
   4(g) --Supplemental Indenture No. 2, dated July 29, 1992, from AMR
         Corporation to Morgan Guaranty Trust Company of New York, as
         Trustee, including Form of 9% Debenture due August 1, 2012 as
         Exhibit A thereto, filed as Exhibit 4 to Form 8-K, dated July 29,
         1992, and incorporated herein by reference.
   4(h) --Supplemental Indenture No. 3, dated December 14, 1992, from AMR
         Corporation to Morgan Guaranty Trust Company of New York, as
         Trustee, including Form of 7 3/4% Note due December 1, 1997 as
         Exhibit A thereto, filed as Exhibit 4 to Form 8-K, dated December
         14, 1992, and incorporated herein by reference.
   5    --Opinion of Debevoise & Plimpton, counsel for the Company.
  12    --Computation of Ratio of Earnings to Fixed Charges of the Company.
  23(a) --Consent of Ernst & Young.
  23(b) --Consent of Debevoise & Plimpton (included in Exhibit 5).
  24    --Powers of Attorney.
  25    --Statement of Eligibility of Trustee on Form T-1.

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* The form or forms of Debt Securities with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.